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                                                                    EXHIBIT 14.2


Our ref.:         APO/NDW/cp/129968               BAKER TILLY


                                                  2 Bloomsbury Street
                                                  London WC1B ? ST
                                                  Tel: +44 (0)20 7413 5100
                                                  Fax: +44 (0)20 7413 5101
                                                  DX: 2040 London/Chancery Lane
                                                  www.bakertilly.co.uk
                                                  --------------------

The Board of Directors
Delta Galil Industries Limited
Textile House
2 Kaufman Street
Tel Aviv 68012                                              15 June 2004
Israel

Dear Sirs

DELTA TEXTILES (LONDON) LIMITED
YEAR ENDED 31 DECEMBER 2003
CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-12608 and 333-13716 and 333-102247) of Delta Galil Industries Ltd. of our report dated May 10, 2004 relating to the financial statements, which appears in this Form 20-F.

Yours faithfully



Baker Tilly